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                                                                    Exhibit 4.12

                           FIRST AMENDMENT AND WAIVER


         FIRST AMENDMENT AND WAIVER, dated as of January 13, 2005, (this "Amendment and Waiver"), between Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company") and Johnson & Johnson Development Corporation ("JJDC").

         WHEREAS, the Company issued to JJDC that certain Common Stock Purchase Warrant, dated August 11, 2004 (the "Warrant") represented by Certificate no. JJ-1, whereby JJDC is entitled to purchase, subject to the terms and conditions set forth therein, an aggregate of up to One Hundred Thousand (100,000) shares (subject to adjustment as provided therein) of common stock, par value $.10 per share (the "Common Stock"), of the Company at a purchase price of $12.29 per share (subject to adjustment as set forth therein, the "Exercise Price"), payable as provided therein. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Warrant; and

         WHEREAS, the Company proposes to enter into a transaction (the "Recapitalization") pursuant to which the holders of (i) the Company's senior subordinated convertible promissory notes (the "1998/1999 Notes") and warrants issued in connection with the issuance of the 1998/1999 Notes, (ii) the Company's senior secured convertible promissory notes issued in September 2002 to refinance certain notes issued by the Company in 2001, (iii) additional senior secured convertible promissory notes of the Company issued in September 2002 and (iv) the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will convert such securities into and/or exchange such securities for Common Stock of the Company; and

         WHEREAS, the Company and JJDC desire to amend certain provisions of the Warrant in connection with the Recapitalization;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Exercise Price. The Exercise Price as set forth in the initial paragraph of the Warrant is hereby amended so that the Exercise Price is hereby reduced to $4.18 per share (subject to adjustment as set forth therein).

         Section 2. Waiver of Antidilution Provisions. JJDC hereby waives any antidilution protection or other adjustment provided under the Warrant (including, but not limited to, Section 2 thereof and the related definitions) with regard to Common Stock and/or options, warrants, or other Common Stock purchase rights issued or to be issued in the Recapitalization and the transactions contemplated thereby and acknowledges that this Amendment and Waiver is in lieu of any such antidilution protection or other adjustments. The foregoing notwithstanding, the waiver granted by this Section 2 is granted solely in connection with the transactions contemplated by the Recapitalization and shall not constitute a waiver or diminution of any right JJDC hereafter to require or demand strict compliance and performance of the Warrant, as amended hereby.
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         Section 3. Governing Law. This Amendment and Waiver shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws.

         Section 4. Counterparts. This Amendment and Waiver may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Delivery of an executed signature page of this Amendment and Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                            [Signature Page Follows]
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        IN WITNESS WHEREOF, each of JJDC and the Company has caused this
Amendment and Waiver to be duly signed as of the date first written above.

                                           JOHNSON & JOHNSON
                                           DEVELOPMENT CORPORATION

                                           By:  /s/ Z. Zehav
                                                --------------------------------
                                                Name:   Zeev Zehav
                                                Title:  Vice President

                                           OMRIX BIOPHARMACEUTICALS, INC.

                                           By:
                                                --------------------------------
                                                Name:
                                                Title:

          SIGNATURE PAGE TO FIRST AMENDMENT AND WAIVER TO JJDC WARRANT
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                 IN WITNESS WHEREOF, each of JJDC and the Company has caused this Amendment and Waiver to be duly signed as of the date first written above.

                                           JOHNSON & JOHNSON
                                           DEVELOPMENT CORPORATION

                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           OMRIX BIOPHARMACEUTICALS, INC.

                                           By:  /s/ Robert Taub
                                                --------------------------------
                                                Name:
                                                Title:


               SIGNATURE PAGE TO FIRST AMENDMENT AND WAIVER TO JJDC WARRANT